SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Georgetown Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☒	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[GEORGETOWN BANCORP LETTERHEAD]

September 22, 2005

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Georgetown Bancorp, Inc. (the “Company”). The Company is the holding company of Georgetown Savings Bank, and our common stock is traded on the OTC Electronic Bulletin Board under the symbol “GTWN.” The Annual Meeting will be held at the Georgetown Club, located at 258 Andover Street, Georgetown, Massachusetts, at noon, Massachusetts Time, on Tuesday, October 25, 2005.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent registered public accounting firm, Wolf & Company, P. C., will be present to respond to any questions that stockholders may have.

The Annual Meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of Wolf & Company, P. C. as the Company’s independent registered public accounting firm for fiscal year 2006. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the election of directors and the ratification of the appointment of Wolf & Company, P. C. as the Company’s independent registered public accounting firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/    Robert E. Balletto

Robert E. Balletto

President and Chief Executive Officer

Georgetown Bancorp, Inc.

2 East Main Street

Georgetown, Massachusetts 01833

(978) 352-8600

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On October 25, 2005

Notice is hereby given that the Annual Meeting of Stockholders of Georgetown Bancorp, Inc. (the “Company”) will be held at the Georgetown Club, located at 258 Andover Street, Georgetown, Massachusetts, on Tuesday, October 25, 2005 at noon, Massachusetts Time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of eight directors to the Board of Directors;

2.	The ratification of the appointment of Wolf & Company, P. C. as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2006; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on September 15, 2005, are the stockholders entitled to vote at the Annual Meeting, and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at 2 East Main Street, Georgetown, Massachusetts, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

/s/ Robert P. Rudolph
Robert P. Rudolph
Secretary

September 22, 2005

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Georgetown Bancorp, Inc.

2 East Main Street

Georgetown, Massachusetts 01833

(978) 352-8600

ANNUAL MEETING OF STOCKHOLDERS

October 25, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Georgetown Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at the Georgetown Club, located at 258 Andover Street, Georgetown, Massachusetts, on Tuesday, October 25, 2005, at noon, Massachusetts Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about September 22, 2005.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

Holders of record of the Company’s common stock, par value $0.10 per share, as of the close of business on September 15, 2005 (the “Record Date”) are entitled to one vote for each share then held. As of the Record Date, the Company had 2,777,250 shares of common stock issued and outstanding, 1,527,487 of which were held by Georgetown Bancorp, M.H.C. (the “Mutual Holding Company”), and 1,249,763 of which were held by stockholders other than the Mutual Holding Company (“Minority Stockholders”). The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. However, the presence by proxy of the Mutual Holding Company’s shares will assure a quorum is present at the Annual Meeting.

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR the election of the eight nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of Wolf & Company, P. C. as the Company’s independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the ratification. The ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked ABSTAIN.

Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above. If the Mutual Holding Company votes all of its shares in favor of each proposal, the approval of each proposal would be assured.

Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, and all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding
Principal Stockholders:

Georgetown Bancorp, M.H.C. 2 East Main Street Georgetown, Massachusetts 01833	1,527,487	55.0%

Georgetown Bancorp, M.H.C. (2) and all Directors and Executive Officers as a group (17 persons)	1,609,003	57.9%

(1)	For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2)	The Company’s executive officers and directors are also executive officers and directors of Georgetown Bancorp, M.H.C. Excluding shares held by Georgetown Bancorp, M.H.C., the Company’s executive officers and directors owned an aggregate of 81,516 shares, or 2.9% of the outstanding shares.

PROPOSAL 1—ELECTION OF DIRECTORS

On August 22, 2005, as a result of two vacancies on the boards of directors of the Company and Georgetown Savings Bank, the respective boards of directors of the Company and Georgetown Savings Bank appointed Mary L. Williams and Raymond W. DeZenzo, Jr. to the boards of directors of the Company and Georgetown Savings Bank, effective immediately.

The Company’s Board of Directors consists of sixteen members. The Company’s Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors have been elected. Eight Directors will be elected at the Annual Meeting. The Board of Directors has nominated as directors Robert E. Balletto, James E. Brackbill, Jr., M.D., David H. Condon, Stephen L. Flynn, Thomas L. Hamelin and Arthur J. Rauseo, each to serve for a three-year period and until their respective successors have been elected. The Board also has nominated as director Raymond W. DeZenzo, Jr. to serve for a two-year period and until his successor has been elected and qualified and director Mary L. Williams to serve for a one-year period and until her successor has been elected and qualified. Each of the eight nominees is currently a member of the Board of Directors.

The table below sets forth certain information as of September 15, 2005 regarding the composition of the Company’s Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Name(1)	Age(4)	Positions Held	Director Since(2)	Current Term to Expire	Shares of Common Stock Beneficially Owned on Record Date(3)	Percent of Class
NOMINEES

Robert E. Balletto	49	Director, President and Chief Executive Officer	2004	2005	19,946.72

James E. Brackbill, Jr., M.D.	72	Director	1990	2005	2,000.07

David H. Condon	60	Director	1992	2005	2,500.09

Raymond W. DeZenzo, Jr.	48	Director	2005	2007	1,000.04

Stephen L. Flynn	49	Director	2001	2005	1,000.04

Thomas L. Hamelin	49	Director	2000	2005	10,000.36

Arthur J. Rauseo	79	Director	1991	2005	500.02

Mary L. Williams	53	Director	2005	2006	100.00

DIRECTORS

Roy C. Carlson	78	Director and Vice Chairman of the Board	1985	2006	500.02

Anthony S. Conte, Jr.	39	Director	2000	2006	18,784.68

Kenneth D. Monaco	50	Director	2002	2006	100.00

Robert P. Rudolph	74	Director	1973	2006	100.00

T. Louis Hamelin	81	Director	1971	2007	200.01

Calvin H. Pingree	67	Director	1984	2007	10,000.36

Richard F. Spencer	61	Director	1999	2007	550.02

Edward G. Williams	81	Director and Chairman of the Board	1965	2007	500.02

All directors and executive officers as a group (17 persons)					81,516 (5)	2.94%

(1)	The mailing address for each person listed is 2 East Main Street, Georgetown, Massachusetts 01833. Except for directors Williams and DeZenzo, each of the persons listed is also a director of Georgetown Bancorp, M.H.C., which owns the majority of the Company’s issued and outstanding shares of common stock.
(2)	Except with regard to Directors Williams and DeZenzo, reflects initial appointment to the Board of Trustees of the mutual predecessor to Georgetown Savings Bank.
(3)	See definition of “beneficial ownership” in the table “Security Ownership of Certain Beneficial Owners.”
(4)	As of September 15, 2005.
(5)	At June 30, 2005, no shares of common stock had been allocated to the accounts of executive officers under Georgetown Savings Bank’s employee stock ownership plan. Under the terms of the plan, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the plan trustee in accordance with voting instructions of plan participants, with each participant deemed to have one share allocated to his/her account.

The principal occupation during the past five years of each director, nominee for director and executive officer of the Company is set forth below. All such persons have held their present positions for five years unless otherwise stated.

Robert E. Balletto has been employed with Georgetown Savings Bank since 1982 and has served as Chief Executive Officer since 1988. In July 2004, Mr. Balletto was elected to the Board of Directors of Georgetown Savings Bank and was also appointed President.

James E. Brackbill, Jr., M.D. is retired. Mr. Brackbill was formerly a surgeon practicing in Haverhill, Massachusetts.

Roy C. Carlson is retired. Mr. Carlson was formerly a registered professional engineer for Western Electric (MA), located in North Andover, Massachusetts.

David H. Condon retired from Raytheon Company in December 2003, where he served as a budget and cost accounting manager.

Anthony S. Conte, Jr. is a funeral director for Conte Funeral Homes, Inc., located in Georgetown, Massachusetts.

Raymond W. DeZenzo, Jr. is currently a private investor. He most recently served as Chief Financial Officer for seven years for Quallaby Corporation, a venture capital financed start-up software company, which was acquired by Micromuse Inc. in June 2005.

Stephen L. Flynn is the President and owner of Nunan Florist and Greenhouse, Inc., located in Georgetown, Massachusetts.

T. Louis Hamelin is retired. Mr. Hamelin was formerly a salesman in the printing supplies business. Mr. Hamelin is the father of Director Thomas L. Hamelin.

Thomas L. Hamelin is a mechanical engineer for Tokyo Electron MA, Inc., a semi-conductor manufacturing firm, located in Beverly, Massachusetts. Mr. Hamelin is the son of Director T. Louis Hamelin.

Kenneth D. Monaco is manager of Ralph A. Esty & Sons, Inc., a wholesale/retail lumber and building supply company, located in Groveland, Massachusetts.

Calvin H. Pingree is the President and owner of N. Pingree Insurance Agency, Inc., located in Haverhill, Massachusetts.

Arthur J. Rauseo is the owner and operator of Georgetown Shoe & Clothing, located in Georgetown, Massachusetts.

Robert P. Rudolph is a partner with the law firm of Rudolph & Arsenault, located in Georgetown, Massachusetts.

Richard F. Spencer retired as Chief of Police for the town of Georgetown, Massachusetts in July 2002.

Edward G. Williams is retired. Mr. Williams was the previous owner and operator of Williams Oil Service, located in Georgetown, Massachusetts. Mr. Williams has been Chairman of the Board of Georgetown Savings Bank since January 2002, and served as President from January 2002 to July 2004. Mr. Williams is Mary L. Williams’ father-in-law.

Mary L. Williams is currently a part-time Staff Assistant, coordinating federal grants and the development of a five-year strategic plan for North Shore Community College. Prior to that and until June 2002, she was Vice President of Administration and Finance for Massachusetts College of Art. Ms. Williams is Edward G. Williams’ daughter-in-law.

Executive Officer of the Company who is not a Director

Joseph W. Kennedy began employment with Georgetown Savings Bank in 1999 as Vice President and Chief Financial Officer. Mr. Kennedy has served as Senior Vice President and Chief Financial Officer since January 2004 and Treasurer since April 2003.

Ownership Reports by Officers and Directors

The common stock of the Company is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-KSB of the failure of an officer, director or 10% beneficial owner of the Company’s common stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company’s review of such ownership reports, the Company believes that no officer or director of the Company failed to timely file such ownership reports for the fiscal year ended June 30, 2005, except for the late filing of a Form 4 reporting the purchase of 75 shares by director Kenneth D. Monaco.

Board Independence

The Board of Directors has determined that, except for Mr. Balletto, each member of the Board is an “independent director” within the meaning of the NASDAQ corporate governance listing standards. Mr. Balletto is not considered independent because he is an executive officer of the Company.

Meetings and Committees of the Board of Directors

General. The business of the Company is conducted at regular and special meetings of the full Board and its standing committees. The standing committees include the Executive, Compensation, Nominating and Audit Committees. During the year ended June 30, 2005, the Board of Directors held eight regular meetings and three special meetings. Except for directors Brackbill, Conte, Flynn and Rauseo, no member of the Board or any committee thereof attended fewer than 75% of said meetings.

Executive Committee. The Executive Committee consists of directors Edward G. Williams, Chairman, Roy C. Carlson, T. Louis Hamelin, Calvin H. Pingree and Richard F. Spencer. The Executive Committee meets weekly to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors. The Executive Committee met 52 times during the fiscal year ended June 30, 2005.

Nominating Committee. The Nominating Committee consists of directors Richard F. Spencer, Chairman, T. Louis Hamelin, Calvin H. Pingree and Edward G. Williams. Each member of the Nominating Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Board of Directors has adopted a written charter for the Committee, which is available at the Company’s website at www.georgetownsb.com. The Committee met once during the fiscal year ended June 30, 2005.

The functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval; and

•	to review and monitor compliance with the requirements for board independence;

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

Finally, the Nominating Committee will take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.

Procedures for the Nomination of Directors by Stockholders. The Nominating Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board, the Nominating Committee will consider candidates submitted by the Company’s stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 2 East Main Street, Georgetown, Massachusetts 01833. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the anniversary date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•	the name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Rule 14A;

•	a statement detailing any relationship between the candidate and the Company;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading “Stockholder Proposals.”

Stockholder Communications with the Board. A stockholder of the Company who wishes to communicate with the Board or with any individual director may write to the Corporate Secretary of the Company, 2 East Main Street, Georgetown, Massachusetts 01833, Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

The Audit Committee. The Audit Committee consists of directors David H. Condon, Chairman, Raymond W. DeZenzo, Jr. and Thomas L. Hamelin. Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors has determined that director DeZenzo qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC. The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating a firm of independent certified public accountants to audit the Company’s annual financial statements;

•	in consultation with the independent registered public accounting firm and the Company’s internal audit firms, reviewing the integrity of the Company’s financial reporting processes, both internal and external;

•	approving the scope of the audit in advance;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•	considering whether the provision by the independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining its independence;

•	reviewing earnings and financial releases and quarterly reports filed with the SEC;

•	consulting with the internal audit firms’ staffs and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

•	reviewing the adequacy of the audit committee charter.

The Audit Committee met five times during the fiscal year ended June 30, 2005. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has adopted a written charter for the Audit Committee, which is appended to this proxy statement as Appendix A and which is available at the Company’s website at www.georgetownsb.com.

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2005;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm its independence. In addition, the Audit Committee approved the appointment of Wolf & Company, P. C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006, subject to the ratification of the appointment by the stockholders.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

David H. Condon, Chairman

Raymond W. DeZenzo, Jr.

Thomas L. Hamelin

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the Company’s officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website at www.georgetownsb.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

Compensation Committee Interlocks and Insider Participation

The independent directors of the Company, consisting of every director except for Robert E. Balletto, meet in executive session to determine the salaries to be paid each year to the officers of the Company.

Directors’ Compensation

Each of the individuals who serve as a director of the Company serves as a director of Georgetown Savings Bank and earns director fees in that capacity. Each director of Georgetown Savings Bank is paid a fee of $500 per meeting attended. Each director serving on a Board committee is paid a fee of $250 per meeting attended, except for the Audit Committee for which the fee is $500 per meeting attended and the Executive Committee for which members are paid a $20,800 annual retainer. The Chairman of the Board and the Vice Chairman of the Board are paid annual retainers of $3,500 and $2,000, respectively. The Secretary of the Board is paid a fee of $400 per meeting attended. For the year ended June 30, 2005, Georgetown Savings Bank paid a total of $186,190 in director fees.

Executive Compensation

The following table sets forth for the years ended June 30, 2005 and 2004, certain information as to the total remuneration paid by the Company to Mr. Balletto, the Company’s President and Chief Executive Officer and Mr. Kennedy, the Company’s Senior Vice President, Chief Financial Officer and Treasurer. These are the only officers with cash based compensation in excess of $100,000 during the year ended June 30, 2005.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Years Ended June 30,	Annual Compensation(1)			Long-Term Compensation Awards			All Other Compensation $(3)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)	Options/SARs (#)	Payouts
Robert E. Balletto, President and Chief Executive Officer	2005 2004	149,231 134,692	12,761 15,600	— —	— —	— —	— —	9,720 8,268

Joseph W. Kennedy, Senior Vice President, Chief Financial Officer and Treasurer	2005 2004	99,077 90,815	7,880 10,560	— —	— —	— —	— —	6,418 6,082

(1)	Summary compensation information is excluded for the fiscal year ended June 30, 2003, as Georgetown Savings Bank was not a public company during that period.
(2)	Georgetown Savings Bank provides certain of its executive officers with non-cash benefits and perquisites. Management believes that the aggregate value of these benefits for fiscal 2005 and 2004 did not, in the case of the named executive officers, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for them in the Summary Compensation Table.
(3)	Represents contributions made under Georgetown Savings Bank’s 401(k) Plan.

Benefit Plans

401(k) Plan. Georgetown Savings Bank maintains the Savings Bank Employee Retirement Association (SBERA) 401(k) Plan, which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the “401(k) Plan”). All employees who have attained age 21 and have completed one year of employment during which they worked at least 1,000 hours are eligible to participate. Under the 401(k) Plan, participants are permitted to make salary reduction contributions up to the lesser of 75% of compensation or $13,000 (as indexed annually). For these purposes, “compensation” includes wages reported on federal income tax form W-2, with all pre-tax contributions added, but does not include compensation in excess of the tax law limits. Georgetown Savings Bank will make matching contributions equal to 50% of the participants’ elective deferrals up to 6% of their compensation. In addition, at the direction of the Board of Directors, Georgetown Savings Bank may contribute an additional amount to participant accounts equal to 3% of the participant’s compensation. All employee contributions and earnings thereon are fully and immediately vested. A participant may withdraw salary reduction contributions in the event the participant suffers a financial hardship. The 401(k) Plan permits loans to participants. The 401(k) Plan permits employees to direct the investment of their own accounts into various investment options. Participants are entitled to benefit payments upon termination of employment due to normal retirement, early retirement at or after age 59 1/2, disability or death. Benefits will be distributed in the form of lump sum or installment payments. Georgetown Savings Bank has established an employer stock fund in the 401(k) Plan so that participants can acquire an interest in the common stock of the Company through their accounts in the 401(k) Plan.

Incentive Compensation Plan. Georgetown Savings Bank maintains an incentive compensation plan to provide incentives and awards to employees in order to support Georgetown Savings Bank’s organizational objectives and financial goals. Full-time and part-time employees on or before September 30th of the current plan year are eligible to participate in the incentive compensation plan. Eligible participants who have been employed by Georgetown Savings Bank for less than one year may receive a prorated incentive award. The award is calculated based on a formula set forth in the plan that divides actual income into budgeted income. No incentive awards will be granted for a plan year if actual income is below 75% of budgeted income. If a base award is earned, an individual’s percentage of the overall award will additionally be determined by multiplying the base award percentage by the percentage of certain defined benchmarks that were achieved, as well as by a percentage based on the category attributable to such individual’s status. Distribution of the incentive award is made within thirty days of the end of the plan year. Employees whose performance level does not meet expectations may not be eligible for an incentive payout.

Employment Agreements. Georgetown Savings Bank has entered into employment agreements with Messrs. Balletto and Kennedy. Each of these agreements has a term of thirty-six months. Subject to approval by the Board of Directors, the agreements renew for an additional year beginning on the first anniversary date of the agreement, and on each anniversary date thereafter, so that the remaining term is thirty-six months. On an annual basis, the Board of Directors of Georgetown Savings Bank conducts a performance review of the executive for purposes of determining whether to renew the agreement. However, if timely written notice of nonrenewal is provided to the executive, the employment under the agreement ceases at the end of thirty-six months following such anniversary date.

Under the agreements, the base salaries for Messrs. Balletto and Kennedy are $160,000 and $105,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in other benefits as provided to other full time employees of Georgetown Savings Bank. In addition, the agreements provide for reimbursement of ordinary and necessary business expenses, incurred in connection with the performance of the duties under the respective agreements and subject to the approval of the Board of Directors of Georgetown Savings Bank.

The agreements provide for termination by Georgetown Savings Bank for cause at any time, in which event the executive will have no right to receive compensation or other benefits for any period after termination. In the event the executive’s employment is terminated for reasons other than for cause, for retirement or for disability, the executive would be entitled to a payment equal to the greater of: the payments due for the remaining term of the employment agreement, or three times the highest annual rate of base salary, as well as the continuation of life, medical and dental insurance coverage for three years but which will terminate in the event of their reemployment. The executive may resign from employment and receive the benefits described above as a result of (i) a substantial adverse and material change in executive’s function, duties or responsibilities, (ii) a substantial and material reduction to base salary and benefits, from those being provided as of the effective date of the employment agreement (except for any reduction that is part of an employee-wide reduction in benefits), (iii) a relocation where the executive is required to perform services at a location more than 25 miles from Georgetown Savings Bank’s principal executive offices as determined at the date of the agreement, (iv) a failure to elect or reelect or to appoint or reappoint the executive to the position he holds under the employment agreement unless consented to by the executive, (v) a liquidation or dissolution of Georgetown Savings Bank, or (vi) a material breach of the employment agreement by Georgetown Savings Bank.

In the event that their employment was terminated for a reason entitling them to severance payments, Messrs. Balletto and Kennedy would receive an aggregate severance payment of approximately $480,000, and $315,000, respectively, pursuant to their employment agreements based upon current levels of compensation, subject to reduction if re-employed. The cash severance payment will be paid in a lump sum, or in the sole discretion of the Board of Directors will be paid annually over the remaining term of the agreement. In the event that the payments are made over the remaining term of the agreement and the executive is reemployed in a substantially similar position, further payments and insurance coverage will cease upon such reemployment.

Under each employment agreement, if an executive becomes disabled or incapacitated to the extent that the executive is completely unable to perform his normal duties, he will be entitled to 75% of his base salary and all existing or comparable insurance benefits until the earlier of: (i) the executive’s return to full-time employment with Georgetown Savings Bank; (ii) the executive’s employment by another employer; (iii) the executive’s attainment of age 65; (iv) the executive’s death, or (v) 24 months following the executive’s termination due to disability, provided that such payments will be reduced proportionally by any disability benefit paid to the executive under any plan sponsored by Georgetown Savings Bank or from another source. Upon retirement at age 65 or in accordance with any retirement policy of Georgetown Savings Bank, the executive is entitled to benefits under such retirement policy and other plans to which he is a party but shall not be entitled to any benefit payments specifically as a result of the employment agreement.

Executive Supplemental Retirement Agreement. Georgetown Savings Bank has adopted an Executive Supplemental Retirement Agreement for Messrs. Balletto and Kennedy. The Executive Supplemental Retirement

Agreement is a non-tax-qualified, deferred compensation plan evidenced by separate agreements for each executive. Although the Executive Supplemental Retirement Agreement is unfunded for tax purposes, Georgetown Savings Bank has purchased life insurance and disability insurance policies on each executive that are actuarially designed to offset the annual expenses associated with the plan and will, if the actuarial assumptions are accurate, offset all of the costs associated with the plan during the life of the executive, providing complete recovery of all plan costs upon the executive’s death.

Each executive will receive a retirement benefit under the Executive Supplemental Retirement Agreement if he remains employed with Georgetown Savings Bank until he attains age 65. The normal retirement benefit is a lump sum amount that is the actuarial equivalent of an annual lifetime benefit of 70% of the average of the three consecutive calendar years in which the executive’s compensation, including any bonus, was the highest, reduced by the sum of the following: (i) one-half of executive’s annualized social security retirement benefit; (ii) the annual annuity purchased with an amount consisting of all employer contributions to all defined contribution plan on behalf of the executive and all employer contributions that would have been made on behalf of the executive if the executive had contributed the maximum allowable amounts, calculated assuming an 8% annual return; (iii) distributions to the executive from the SBERA defined benefit plan that was terminated effective July 31, 2001; and (iv) the annual annuity purchased with an amount consisting of the policy cash value in excess of Georgetown Savings Bank’s equity interest in the Split-Dollar Life Insurance Plan purchased for and held by the executive, calculated assuming an 8% annual return although a lower annual return will reduce the targeted benefit.

In the event executive’s employment is terminated for reasons other than for cause (as defined under the Executive Supplemental Retirement Agreement), death, or disability, and occurs after completing the vesting period (seven years of service), but prior to age 65, the executive will receive the value to which he is entitled under the Split-Dollar Life Insurance Policy as the executive’s interests are defined in the Split-Dollar Plan Agreement to which the executive is a party. If executive is terminated for cause, the executive will forfeit the right to any and all benefits to which he otherwise would have been entitled under the Executive Supplemental Retirement Agreement. In the event executive dies, Georgetown Savings Bank, as the primary beneficiary of the Split Dollar Life Insurance Policy, will receive a death benefit payment as provided under the Split-Dollar Plan Agreement between Georgetown Savings Bank and the executive. In the event the executive’s employment is terminated prior to retirement due to disability, the executive will receive 60% of the executive’s salary and bonus at the time of the disability until the earlier of the executive (i) no longer being disabled, or (ii) attaining age 65. The disability payments will be funded through disability insurance policies purchased by Georgetown Savings Bank on each executive. In addition, an individual disability policy purchased on each executive by Georgetown Savings Bank will provide for continued funding of the Split Dollar Life Insurance Policy during the period of disability.

As of June 30, 2005, Messrs. Balletto and Kennedy did not have Split Dollar Life Insurance Policy cash value in excess of Georgetown Savings Bank’s equity interest, and the cash value was determined to be insufficient to fully fund the benefit obligation of Georgetown Savings Bank under the Executive Supplemental Retirement Agreements. However, due to limitations imposed under Section 402 of Sarbanes Oxley Act on modifying certain forms of split dollar life insurance policies, as further discussed below, Georgetown Savings Bank was unable to increase its premium payments under the policy to increase the cash value to a level sufficient to offset the annual expense. Accordingly, the Company accrued a $31,000 compensation expense for the 2005 fiscal year towards the benefit promised under the plan.

Split Dollar Death Benefits. In January 2002, in conjunction with the adoption of the Executive Supplemental Retirement Agreement, Georgetown Savings Bank also adopted collateral assignment Split Dollar Plan Agreements with the two executives covered by the Executive Supplemental Retirement Plan. Under these Split Dollar Plan Agreements, the executive owns the life insurance policy on his life and Georgetown Savings Bank pays the premiums with an assignment by the executive to Georgetown Savings Bank of the policy proceeds payable at death sufficient to repay all of the premium payments that Georgetown Savings Bank has made on behalf of the executive. At June 30, 2005, the aggregate premiums paid by Georgetown Savings Bank for the policies of Mr. Balletto and Mr. Kennedy were $315,000 and $169,000, respectively, and the premiums paid for the year ended June 30, 2005 were $79,000 and $42,000, respectively. Upon the termination of the executive for any reason other than for cause (as defined under the Executive Supplemental Retirement Agreement) the executive is entitled to the excess, if any, of the cash value of the policy over the collaterally assigned interest (the amounts of the premiums paid on the policy and on the retirement completer policy) of Georgetown Savings Bank. Upon the death of the executive, Georgetown Savings Bank will recover from the death benefit under the policy an amount sufficient to cover its collaterally assigned interest. Any residual death benefits amounts shall be paid to the non-primary beneficiary(ies) designated by the executive.

If the executive, for whatever reason, ceases employment with Georgetown Savings Bank, he has the right to continue the policy in force by paying the premiums himself or through a subsequent employer subject to the condition that the policy cash value not be reduced below an amount sufficient to repay Georgetown Savings Bank’s collaterally assigned interest. Georgetown Savings Bank does not have the unilateral right to terminate its participation in the Split Dollar Plan Agreement.

In July 2002, the Sarbanes Oxley Act was enacted. Section 402 of the Sarbanes Oxley Act prohibits a direct or indirect extension of credit from a publicly traded company or its subsidiary to any of its directors or executive officers. The Sarbanes Oxley Act provides that an extension of credit maintained on the date of enactment of the Sarbanes Oxley Act will be “grandfathered” and will not be subject to Section 402, so long as there is no material modification to any term of any such extension of credit. The ongoing payment of premiums by Georgetown Savings Bank, which are repaid to Georgetown Savings Bank from the proceeds of the policy on the death of, or attainment of age 65 by the executive as otherwise set forth in the policy, may be considered a loan for purposes of the Sarbanes Oxley Act. However, the Split Dollar Plan Agreements do not permit Georgetown Savings Bank to unilaterally discontinue the payment of premiums on the policies. On the basis of these facts, Georgetown Bancorp, Inc. believes that to the extent that the split dollar arrangements may be considered loans, the arrangements are grandfathered under the Sarbanes Oxley Act and are not prohibited.

Stock Benefit Plans

Employee Stock Ownership Plan and Trust. The Board of Directors of Georgetown Savings Bank has adopted an employee stock ownership plan. Employees who are at least 21 years old with at least one year of employment with Georgetown Savings Bank are eligible to participate. The employee stock ownership plan trust has borrowed funds from Georgetown Funding Corporation and used those funds to purchase 99,981 shares of Company common stock. Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Georgetown Savings Bank discretionary contributions to the employee stock ownership plan over a period of 15 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is a fixed rate of 8.0%. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan are vested at the rate of 20% per year, and will be fully vested upon completion of five years of credited service, with credit given to participants for three years of credited service with Georgetown Savings Bank’s mutual predecessor prior to the adoption of the plan. A participant’s interest in his account under the plan fully vests in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits are payable in the form of common stock and/or cash. Georgetown Savings Bank’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, the Company records compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

Stock Options. The Company has not adopted an option plan for the award of options exercisable for shares of common stock of the Company, and no such options were outstanding at June 30, 2005 or exercised in the year ended June 30, 2005. The Company expects to seek stockholder approval for a stock option plan during calendar year 2006.

Transactions with Certain Related Persons

All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of the independent directors of the Company not having any interest in the transaction.

During the year ended June 30, 2005, the law firm of Rudolph & Arsenault received fees of $64,000 for legal services rendered on behalf of Georgetown Savings Bank. Director Robert P. Rudolph is a partner of the law firm.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Georgetown Savings Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has approved the engagement of Wolf & Company, P. C. to be the Company’s independent registered public accounting firm for the 2006 fiscal year, subject to the ratification of the engagement by the Company’s stockholders. Stockholder ratification of the selection of Wolf & Company, P. C. is required by the Company’s Bylaws. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Wolf & Company, P. C. for the Company’s fiscal year ending June 30, 2006. A representative of Wolf & Company, P. C. is expected to attend the Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

Audit Fees. During the past two fiscal years the fees billed for professional services rendered by Wolf & Company, P. C. (the “Independent Auditor”) for the audit of the Company’s annual financial statements and for the review of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-QSB were $74,500 for 2005 and $33,050 for 2004.

Audit-Related Fees. During the past two fiscal years there were no aggregate fees billed for professional services by the Independent Auditor that are reasonably related to the performance of the audit.

Tax Fees. During the past two fiscal years the fees billed for professional services by the Independent Auditor for tax services such as tax advice, tax planning, tax compliance and the review of tax returns were $10,000 for 2005 and $8,800 for 2004. All tax fees billed by the Independent Auditor during 2005 were pre-approved by the Audit Committee.

All Other Fees. There were no aggregate fees billed to the Company by the Independent Auditor that are not described above during the past two fiscal years, except for total fees of $57,500 in fiscal 2005 for services provided in connection with the Company’s initial public offering, which closed in January 2005, and $9,000 in fiscal 2005 for compliance review.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm. The Audit Committee concluded that performing such services in fiscal 2005 did not affect the independent registered public accounting firm’s independence in performing its function as auditor of the Company.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In order to ratify the selection of Wolf & Company, P. C. as the independent registered public accounting firm for the 2006 fiscal year, the proposal must receive at least a majority of the votes cast “FOR” or “AGAINST”, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote “FOR” the ratification of Wolf & Company, P. C., as independent registered public accounting firm for the 2006 fiscal year.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 2 East Main Street, Georgetown, Massachusetts 01833, no later than May 26, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than five days prior to the date of the annual meeting. No other proposal shall be acted upon at the annual meeting. A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

The date on which the next Annual Meeting of Stockholders is expected to be held is October 24, 2006. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2006 Annual Meeting of Stockholders must be made in writing and delivered to the Secretary of the Company no later than October 19, 2006.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2005 Annual Report to Stockholders has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to Joseph W. Kennedy at the address set forth immediately below. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2005, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO JOSEPH W. KENNEDY, SENIOR VICE PRESIDENT/CHIEF FINANCIAL OFFICER AND TREASURER, GEORGETOWN BANCORP, INC., 2 EAST MAIN STREET, GEORGETOWN, MASSACHUSETTS 01833, OR CALL AT (978) 352-8600.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert P. Rudolph
Robert P. Rudolph
Corporate Secretary

Georgetown, Massachusetts
September 22, 2005

APPENDIX A

GEORGETOWN BANCORP, INC.

Audit Committee Charter

I. Purpose

The Audit Committee (the “Committee”) of Georgetown Bancorp, Inc. (the “Company”) is a committee of the Board of Directors (the “Board”). Its primary function is to assist the Board in monitoring:

•	the integrity of the Company’s financial statements

•	the qualifications and independence of the Company’s independent auditor

•	the performance of the Company’s internal accounting function and independent auditor

•	the Company’s disclosure controls and system of internal controls over financial reporting

The Committee should foster adherence to, and encourage continuous improvement of, the Company’s policies, procedures and practices. The Committee should also provide an open avenue of communication among financial and senior management, the internal audit function, the independent auditor and the Board.

The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee will report regularly, at least quarterly, to the Board. The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

II. Composition and Meetings

The Committee shall be comprised of at least three directors, as determined by the Board. Each Committee member shall be an independent director, as defined by all applicable rules and regulations, including the listing standards of Nasdaq (subject to applicable exemptions), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At lease one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board shall determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with criteria established by the SEC and other relevant regulations. The existence of such member, including his or her name and whether he or she is independent, shall be disclosed in periodic filings as required by the SEC.

The members of the Committee shall be appointed by the Chairman of the Board and shall serve until their successors are duly appointed and qualified. Unless a Chairman of the Committee is appointed by the Chairman of the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

The Committee shall meet at least quarterly or more frequently as circumstances dictate and on such terms and conditions as the Committee may choose. The Committee will meet periodically with management and the independent auditor, in separate executive sessions where appropriate; to discuss any matters that the Committee or each of those parties believes should be discussed privately. The Committee, or with the Committee’s approval the Chairman of the Committee, will meet quarterly with the independent auditor and management to discuss the Company’s financial statements.

III. Duties and Responsibilities

The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-KSB.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of the Company’s Form 10-QSB, including the results of the independent auditor’s review of the quarterly financial statements.

•	Review and discuss with management and the independent auditor the certifications of the Company’s chief executive officer and chief financial officer about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls, as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906), and the relevant reports rendered by the independent auditor.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Review and discuss quarterly reports from the independent auditor on:

(a)	all critical accounting policies and practices used or to be used

(b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

(c)	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Review with management, corporate counsel and the independent auditor the status of legal matters, including the significance of such matters on the Company’s financial statements, and the adequacy of disclosures regarding such matters in the Company’s financial statements and SEC filings.

•	Review with management and the independent auditor all related party transactions and determine that all required disclosures are included in the Company’s annual report and annual proxy statement.

•	Review with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, any difficulties encountered in the course of the audit, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Independent Auditor

•	Appoint, compensate and oversee the work performed by the independent auditor for the purpose of preparing an audit report on the Company’s financial statements or related work. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent auditor in the event they arise. Consider whether the auditor’s performance of permissible non-audit services is compatible with the auditor’s independence.

•	Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law.

•	Obtain and review a report from the independent auditor at least annually regarding:

(a)	the internal quality control procedures of the independent auditor’s firm

(b)	any material issues raised by the most recent internal quality control review, peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues

(c)	all relationships between the independent auditor and the Company

•	Review and pre-approve on an annual basis both audit and non-audit services to be provided by the independent auditor (other than with respect to non-significant exceptions permitted by the Sarbanes-Oxley Act of 2002) in accordance with the Company’s pre-approval policy.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

•	Employees or former employees of the independent auditor who participated in any capacity in the audit of the Company will not be hired by the Company unless (a) it is determined that such a hiring would not violate any rules and regulations and (b) the hiring is pre-approved by the Board.

Internal Accounting Function

•	Review and advise on the appointment and replacement of the senior internal accounting executive.

•	Review activities, organizational structure and qualifications of the internal accounting function.

•	Review the significant reports to management prepared by the internal accountant and management’s responses.

•	Review the annual audit plan and the process used to develop the plan. Assess the status of activities, significant findings, recommendations and management’s response.

•	Review periodically with the independent auditor the budget, staffing and responsibilities of the internal accounting function.

•	Review periodically with the internal accountant any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function’s work.

Other Responsibilities

•	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any reports that raise material issues regarding the Company’s financial statements or accounting policies.

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. All such transactions must be approved by the Committee.

IV. Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

REVOCABLE PROXY

GEORGETOWN BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

October 25, 2005

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Georgetown Club, located at 258 Andover Street, Georgetown, Massachusetts on October 25, 2005, at noon, Massachusetts time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

FOR

VOTE WITHHELD

(except as marked to the contrary below)

1. The election as directors of all nominees listed below, each to serve for a three-year term

Robert E. Balletto

James E. Brackbill, Jr., M.D.

David H. Condon

Stephen L. Flynn

Thomas L. Hamelin

Arthur J. Rauseo

The election as director of the nominee listed below, to serve for a two-year term

Raymond W. DeZenzo, Jr.

The election as director of the nominee listed below, to serve for a one-year term

Mary L. Williams

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

FOR

AGAINST

ABSTAIN

2. The ratification of Wolf & Company, P. C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30,

2006.

The Board of Directors recommends a vote “FOR” Proposal 1 and Proposal 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated September 22, 2005, and audited financial statements.

Dated:

Check Box if You Plan

to Attend Annual Meeting

PRINT NAME OF STOCKHOLDER

PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.